Exhibit 10.4

THIRD AMENDMENT

TO

PROPERTY MANAGEMENT AND LEASING AGREEMENT

This THIRD AMENDMENT TO THE FIFTH AMENDED AND RESTATED PROPERTY MANAGEMENT AND LEASING AGREEMENT (the “Amendment”) is made and entered into as of this 9th day of November, 2010 by and among BEHRINGER HARVARD REIT I, INC., a Maryland corporation (“BH REIT”), BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership (“BH OP”), and HPT MANAGEMENT SERVICES, LLC, a Texas limited liability company (the “Manager”, and together with BH REIT and BH OP, the “Parties”).

WHEREAS, the Parties previously entered into that certain Fifth Amended and Restated Property Management and Leasing Agreement, dated May 15, 2008, as amended by the First Amendment to the Fifth Amended and Restated Property Management and Leasing Agreement, dated June 25, 2008, and the Second Amendment to the Fifth Amended and Restated Property Management and Leasing Agreement, dated August 13, 2008 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement to clarify and revise the construction management fees payable to Manager.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, do hereby agree, as follows:

1.             Defined Terms. Any term used herein that is not otherwise defined herein shall have the meaning ascribed to such term as provided in the Agreement.

2.             Amendment to Section 5.2.  Section 5.2 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

5.2           Construction Supervision Fees.  Manager shall supervise construction performed by or on behalf of Owner with respect to the Properties, including, but not limited to capital repairs and improvements, major building construction and tenant improvements (collectively, the “Construction Work”).  Owner shall pay Manager a construction supervision fee based on hard construction costs incurred in connection with the Construction Work and in accordance with the rates set forth in Appendix 1 attached hereto.  Owner shall pay construction supervision fees at the same time it makes payments to any third party contractors in respect of the Construction Work.

4.             Continuing Effect.  Except as otherwise set forth in this Amendment, the terms of the Agreement shall continue in full force and effect and shall not be deemed to have otherwise been amended, modified, revised or altered.

5.             Counterparts.  The Parties agree that this Amendment has been or may be executed in several counterparts, each of which shall be deemed an original, and all counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first written above.

BEHRINGER HARVARD REIT I, INC.

By:		/s/ Geral J. Reihsen III
Gerald J. Reihsen, III
Executive Vice President —
Corporate Development & Legal

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP

By:		BHR, Inc.,
its general partner

	By:	/s/ Geral J. Reihsen III
Gerald J. Reihsen, III
Executive Vice President —
Corporate Development & Legal

HPT MANAGEMENT SERVICES, LLC

By:		/s/ Geral J. Reihsen III
Gerald J. Reihsen, III
Executive Vice President —
Corporate Development & Legal

APPENDIX 1

	Construction Management Fees*
	Project Size
	$1	$200,001	$500,001	$1,000,001
	to	to	to	to	over
	$200,000	$500,000	$1,000,000	$2,000,000	$2,000,001

On-Site Property Manager
On-site Property Manager supervises and runs the project on a day-to-day basis; no Project Manager or third party firm is involved.	5.0%	4.0%	3.0%	2.0%	1.5%

Project Manager
Project Manager supervises and runs the project; the on-site Property Manager or Chief Enginer may assist the Project Manager in day-to-day activities.	5.0%	4.0%	3.0%	2.0%	1.5%

Third Party Firm (Hired by Manager)
A third party firm is contracted by Manager to provide construction management services; the on-site Property Manager or Chief Engineer may assist in day-to-day activities.		(Per the Third Party Contract)

Administrative Fee to Manager (paid in addition to the third party fee) for review of all draw requests, change orders and lien waivers submitted by the third party and administration of invoice approval and check requests.	2.0%	1.5%	1.5%	1.0%	1.0%

Third Party Firm (Hired by Tenant)

A third party firm is contracted by tenant to provide construction management services; the on-site Property Manager and/or Chief Engineer will review and approve actions and activities by third party firm.

		(Per the Third Party Contract)

Administrative Fee to Manager (paid in addition to the third party fee) for review of all draw requests, change orders and lien waivers submitted by the third party and administration of invoice approval and check requests.	2.0%	1.5%	1.5%	1.0%	1.0%

*The calculation of the above fees are cumulative. For example, for a project supervised by the on-site property manager, the fee is calculated as 5% on the first $200,000, 4% on the next $300,000, 3% on the next $500,000, 2% on the next $1,000,000 and 1.5% on all amounts over $2,000,001.